UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2026

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2026, Mama’s Creations, Inc. (“we,” “our,” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., and D.A. Davidson & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”), agreeing, subject to customary conditions, to issue and sell in a public offering 5,555,556 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at a price to the public of $18.00 per share (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 833,333 shares of Common Stock (the “Option Shares”), less underwriting discounts and commissions, at the public offering price, solely to cover over-allotments. The Offering was completed on July 1, 2026.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and offering expenses, were approximately $94.0 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Company may also use a portion of the proceeds for the acquisition of businesses or other assets that the Company believes are complementary to its business, although the Company currently has no agreements or commitments with respect to any such transaction.

The Company made certain customary representations, warranties and covenants concerning the Company, the registration statement and the Prospectus Supplement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The Offering is being made pursuant to a prospectus supplement, dated June 29, 2026, filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2026 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-297120). This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares or the Option Shares.

The foregoing description of the Underwriting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the opinion of Brownstein Hyatt Farber Schreck, LLP, relating to the validity of the Shares and the Option Shares under Nevada law, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

Press Release – Launch of Offering

On June 29, 2026, the Company issued a press release announcing that it had launched the Offering. A copy of this press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Press Release – Pricing of Offering

On June 29, 2026, the Company issued a press release announcing that it priced the Offering. A copy of this press release is filed as Exhibit 99.4 hereto and is incorporated herein by reference.

Risk Factor Update

The following risk factors are provided to update and supplement the risk factors of the Company previously disclosed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 31, 2026 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2026.

We may be unable to successfully integrate the Crown I Carve Out Business into our business or achieve the anticipated benefits or synergies of the Crown I Acquisition.

On September 2, 2025, Crown 1 Foods, Inc., a Nevada corporation and wholly owned subsidiary of the Company, acquired substantially all of the assets of Crown I Enterprises, Inc. (the “Crown I Carve Out Business,” and such acquisition, the “Crown I Acquisition”). Our ability to achieve the anticipated benefits or synergies of the Crown I Acquisition will depend in part upon whether we can integrate the Crown I Carve Out Business into our existing business in an efficient and effective manner. We may not be able to accomplish this integration process successfully.

In addition, any potential unknown liabilities, liabilities that are significantly larger than we currently anticipate, and unforeseen increased expenses or delays associated with the Crown I Acquisition, including cash costs of integration, may exceed what we currently anticipate. Any one of these factors could result in increased costs, decreased benefits, and diversion of management’s attention, which could materially impact our business, financial condition, and results of operations. In addition, even following successful integration, the anticipated benefits or synergies of the Crown I Acquisition may not be realized fully, or at all, or may take longer to realize than expected.

Challenges identifying, completing, or integrating acquisitions could hinder our growth and profitability.

We periodically pursue acquisitions of businesses’ assets as part of our strategy to expand our operations and enhance profitability. This strategy focuses on identifying companies with manufacturing capabilities or product portfolios that complement our existing operations. Although we routinely evaluate potential acquisition opportunities, there is no assurance that we will identify suitable targets, reach agreements on acceptable terms, or successfully integrate any acquisitions we complete.

Our acquisition strategy involves significant risks and uncertainties. Competitive dynamics may increase purchase prices or limit our ability to complete transactions. We may lack the financial resources required for future acquisitions, or we may inaccurately assess a target’s value or fail to identify certain risks and liabilities. Acquisitions can also divert management’s attention from ongoing operations, place additional demands on our personnel, increase our leverage, or dilute existing stockholders.

Even when acquisitions are completed, integration efforts may present substantial challenges. These may include the inability to achieve anticipated financial or operational objectives, increased pressure on our personnel and systems, the need to modify or expand internal processes and workforce, and the impact of amortizing acquired intangible assets, which will reduce future reported earnings. Integration activities may also temporarily affect cash flows or operating results, and create risks related to retaining key employees of the acquired business. Failure to effectively manage these risks could adversely affect our business.

Financial Statements of Business Acquired

The audited financial statements of the Crown I Carve-Out Business as of June 28, 2025 and for the fiscal year then ended, as previously filed by the Company, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Pro Forma Financial Information

On June 29, 2026, the Company published supplemental pro forma financial information reflecting the Company’s results of operations and financial condition, giving effect to the Crown I Acquisition, for the twelve months ended January 31, 2026. A copy of the pro forma financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), including but not limited to statements regarding the Offering, the Company’s expectations regarding the expected net proceeds from the Offering and the use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Annual Report on Form 10-K for the fiscal year ended January 31, 2026, the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026 and subsequent filings with the SEC. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of June 29, 2026, among Mama’s Creations, Inc. and the representatives of the underwriters named therein, relating to the issuance and sale of common stock
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
99.1	Unaudited Pro Forma Condensed Combined Statement of Operations of the Mama’s Creations, Inc. and the Crown I Carve Out Business for the fiscal year ended January 31, 2026 (incorporated by reference from Exhibit 99.1 to the Company’s Registration Statement on Form S-3 filed on June 29, 2026)
99.2	The Audited Financial Statements of the Crown I Carve Out Business as of June 28, 2025 and for the fiscal year then ended (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 7, 2025)
99.3	Press release dated June 29, 2026
99.4	Press release dated June 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mama’s Creations, Inc.

Date: July 1, 2026	By:	/s/ Adam L. Michaels
	Name:	Adam L. Michaels
	Title:	Chief Executive Officer